UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)     (Zip code)

(305) 621-1200               (305) 621-1200 FREE

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On September 24, 2014, Net Talk.Com, Inc. (“the Company”) entered into a Securities Purchase Agreement (the “SPA”, a form of which is attached hereto as Exhibit 10.1) with KBM Worldwide, Inc. (“KBM”) pursuant to which the Company issued an 8% Convertible Promissory Note (the “Note”) to KBM, an accredited investor, in the principal amount of eighty-three thousand five hundred dollars ($83,500) for a purchase price of eighty-three thousand five hundred dollars ($83,500).

The Note is convertible, at the option of the holder, into shares of the Company common stock, par value $0.001 per share, based on the conversion price equal to 65% multiplied by the average of the lowest five (5) trading prices for the Company’s common stock during the ten (10) prior to the date of conversion, as further described in the Note, substantially in the form attached hereto as Exhibit 10.2. Interest accrues at 8% per annum and is due at maturity date which is September 11, 2015.

The Note was offered and sold to an accredited investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of the SPA and the Note is not complete, and is qualified in its entirety by reference to the full text of the SPA and the Note, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.:	Description:

10.1	Form of Securities Purchase Agreement
10.2	Form of $83,500 Convertible Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	September 30, 2014